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                                                                   EXHIBIT 10(a)

                        [SUTHERLAND ASBILL & BRENNAN LLP]


MARY E. THORNTON
DIRECT LINE: 202.383.0698
Internet: mary.thornton@sablaw.com




                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Pre-Effective Amendment No. 1 to Form N-4 (File No. 333-119611) for ML of New York Variable Annuity Separate Account A of ML Life Insurance Company of New York. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By:   /s/ Mary E. Thornton
                                               ---------------------------------
                                                      Mary E. Thornton


Washington, D.C.
March 8, 2005